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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   -------------------------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 26, 2000
                                                ----------------------

                                LIGHTBRIDGE, INC.

               (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-21319                04-3065140
       --------------             -------------          --------------------
  (State or other jurisdic-        (Commission              (IRS Employer
   tion of incorporation)          File Number)         Identification Number)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (781) 359-4000
                                                   --------------------

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On October 26, 2000, Lightbridge, Inc. ("Lightbridge"), a Delaware corporation, entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Lightning Merger Corporation, a Delaware corporation ("Merger Sub"), and Corsair Communications, Inc., a Delaware corporation ("Corsair"). A copy of the joint press release issued by Lightbridge and Corsair on October 26, 2000 is filed as an exhibit hereto and is incorporated by reference herein.

     Under the terms of the Merger Agreement, Merger Sub will be merged with and into Corsair and each outstanding share of Corsair common stock will be converted into 0.5978 shares of common stock of Lightbridge.

     The transaction, which is subject to customary closing conditions, has been approved by the Boards of Directors of both Lightbridge and Corsair. It must also be approved by the stockholders of Lightbridge and Corsair.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (c)      Exhibits.

     (99.1) Joint Press Release, dated October 26, 2000, announcing the execution of the Agreement and Plan of Reorganization among Lightbridge, Merger Sub and Corsair.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     LIGHTBRIDGE, INC.

                                     By: /s/ Pamela D. A. Reeve
                                        ----------------------------------------
                                        Pamela D. A. Reeve
                                        President and Chief Executive Officer